EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment 2 to Form S-8) pertaining to the Novoste Corporation Amended and Restated Stock Option Plan of our report dated February 9, 1999, with respect to the financial statements of Novoste Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                 ERNST & YOUNG LLP

Atlanta, Georgia
June 23, 1999